UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2015

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2015, StanCorp Financial Group, Inc. and its subsidiaries (the “Company”) disclosed in its first quarter 2015 Form 10-Q filed with the Securities and Exchange Commission, that the executive leadership position held by James B. Harbolt, Vice President Asset Management, will be eliminated effective May 31, 2015 due to a strategic reorganization. Other members of the executive leadership team will assume responsibility for businesses in the Asset Management segment. On May 28, 2015, Mr. Harbolt and the Company entered into a release and severance agreement (the “Agreement”), which sets forth the terms and conditions of Mr. Harbolt’s departure from the Company.

The Agreement provides that Mr. Harbolt will receive the following:

•	Severance pay in the total amount of $750,000, less applicable taxes and withholdings.

•	Reimbursement of approximately $15 thousand for group health coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) covering nine months following the separation date.

•	Payment of approximately $33 thousand for accrued but unused Paid Time Off, less applicable taxes and withholdings.

Pursuant to the terms of the Company’s Short Term Incentive Plan (“STIP”), Mr. Harbolt is entitled to a pro-rated annual incentive payout for 2015.

In consideration of the severance payment, Mr. Harbolt agreed to a general release of any claims against the Company arising prior to the date of the Agreement. He also agreed to his continuing duty to preserve confidential and proprietary information and trade secrets of the Company, and to not disparage the Company. A breach of these provisions will result in a claw back of the full value of the severance benefits described in the Agreement.

The forgoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Release and Severance Agreement between James B. Harbolt and the Company dated May 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: May 29, 2015

/s/ Floyd F. Chadee
Floyd F. Chadee
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

* 10.1	Release and Severance Agreement between James B. Harbolt and the Company dated May 28, 2015.

*	Filed herewith